Exhibit 32.01

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICERS AND

PRINCIPAL FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the quarterly report on Form 10-Q of Oracle Corporation for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Safra A. Catz, the Chief Executive Officer (Principal Executive Officer and Principal Financial Officer) of Oracle Corporation, and Mark V. Hurd, the Chief Executive Officer (Principal Executive Officer) of Oracle Corporation, each certifies that, to the best of his or her knowledge:

1.	the quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of Oracle Corporation.

Date: March 19, 2015	By:	/S/ SAFRA A. CATZ
Safra A. Catz Chief Executive Officer and Director (Principal Executive and Financial Officer)

Date: March 19, 2015	By:	/S/ MARK V. HURD
Mark V. Hurd Chief Executive Officer and Director (Principal Executive Officer)